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                                   EXHIBIT 21

Subsidiaries:

Name                                                                Jurisdiction
----                                                                ------------

BarPoint.com, Inc................................................   Florida

Synergy Solutions, Inc...........................................   Missouri

Harmat Holding Corp..............................................   New York

Quick Storage of Quogue, Inc.....................................   New York

Northside Woods, Inc.............................................   New York

Harmat Management Corp...........................................   New York

Harmat Homes, Inc................................................   New York

Harmat Capital Corp..............................................   New York

Harmat Hospitality, Inc..........................................   New York

BPNT I, LLC......................................................   Florida